EXHIBIT 99.1

UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL INFORMATION

Introduction

The following tables present unaudited pro forma consolidated financial information of Sun Healthcare Group, Inc. (“Sun”) for the year ended December 31, 2007.  The tables and financial information contained herein are considered supplemental to our pro forma information included in our July 11, 2007 Form 8-K filing (the “July 11th 8-K”) with the Securities and Exchange Commission (the “SEC”).  Please refer to the July 11th 8-K for further information.

The unaudited pro forma consolidated financial information relates to the following transactions:

1.  the acquisition of Harborside Healthcare Corporation (“Harborside”) on April 19, 2007;

2.  entering into new credit facilities, the issuance of senior subordinated notes and the refinancing of outstanding indebtedness of Sun and of Harborside (collectively, the “Acquisition Financing Transactions”), all in connection with the acquisition of Harborside; and

3.  acquisitions made by Harborside in 2007 pursuant to the exercise of purchase options (collectively, the “Harborside Transactions”), consisting of (a) the acquisition of the real estate underlying five facilities in Connecticut (the “Moffie Portfolio”) that had been leased and operated by Harborside prior to their acquisition, for a net purchase price of $61.7 million; and (b) the acquisition of the real estate underlying four facilities in Massachusetts (the “NHP Portfolio”) that had been leased and operated by Harborside prior to their acquisition, for a net purchase price of $20.6 million.

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2007 gives effect to the Harborside acquisition, the Acquisition Financing Transactions and the Harborside Transactions as if they had occurred on January 1, 2007.

Sun and Harborside have had no intercompany activity that would require elimination in preparing the unaudited pro forma consolidated financial information.

The pro forma adjustments and the resulting unaudited pro forma consolidated statement of operations were prepared based on available information and certain assumptions and estimates described in the notes to the unaudited pro forma consolidated financial information.

The unaudited pro forma consolidated statement of operations does not purport to represent what our results of operations would have been had the acquisition of Harborside, the Acquisition Financing Transactions and the Harborside Transactions occurred on the date indicated or to project our results of operations for any future period.  Furthermore, the unaudited pro forma consolidated statement of operations does not reflect changes which may occur as a result of activities after the acquisition of Harborside.  The unaudited pro forma consolidated statement of operations should be read in conjunction with Harborside’s consolidated financial statements and related notes filed with the SEC in reports on Form 8-K on March 12, 2007 and on July 11, 2007, and our financial statements and related notes filed with the SEC in our annual report on Form 10-K for the year ended December 31, 2007.

Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2007
(in thousands, except per share data)

		Adjusted
	As Reported	Harborside
	by Sun for the	for the Three					Pro Forma
	Year Ended	Months Ended	Moffie and				Consolidated
	December 31,	March 31,	NHP Purchase		Transaction		Sun and
	2007	2007	Options		Adjustments		Harborside

Total net revenues	$1,587,307	$162,604	$-		$42	(4a)	$1,749,953
Costs and expenses:
Operating salaries and benefits	902,347	91,288	-		(1,465)	(4a)
					(1,000)	(4b)	991,170
Self-insurance for workers’ compensation
and general and professional liability
insurance	45,878	1,864	-		1,621	(4a)	49,363
Operating administrative expenses	39,953	-	-		-		39,953
Other operating costs	328,535	39,307	-		(2,496)	(4a)	365,346
Center rent expense	72,013	7,159	(6,620)	(3a)	(374)	(4a)	72,178
General and administrative expenses	60,339	6,599	-		358	(4a)	67,296
Depreciation and amortization	31,537	5,410	2,872	(3b)	(429)	(4a)	39,390
Provision for losses on accounts receivable	9,417	7,912	-		2,398	(4a)	19,727
Interest, net	44,380	4,645	4,290	(3c)	7,400	(5c)
					429	(4a)
					(615)	(5b)
					842	(5a)	61,371
Management fee	-	275	-		(275)	(4c)	-
Diligence and integration costs	4,495	192	-		(4,687)	(4d)	-
Minority interest	-	57	-		-		57
Loss on extinguishment of debt, net	3,173	-	-		(3,173)	(5d)	-
Loss on sale of assets, net	23	-	-		-		23
Total costs and expenses	1,542,090	164,708	542		(1,466)		1,705,874

Income (loss) before income taxes and
discontinued operations	45,217	(2,104)	(542)		1,508		44,079
Income tax (benefit) expense	(11,458)	(820)	-		27,706	(4e)	15,428
Income (loss) from continuing operations	$56,675	$(1,284)	$(542)		$(26,198)		$28,651

Earnings per common and common
equivalent share based on income from
continuing operations
Basic	$1.34						$0.68
Diluted	$1.31						$0.66

Weighted average number of common and
common equivalent shares outstanding:
Basic	42,350						42,350
Diluted	43,390						43,390

See Notes to Unaudited Pro Forma Consolidated Financial Information

Notes to Unaudited Pro Forma Consolidated Financial Information

1.  Basis of Pro Forma Presentation

On October 19, 2006, Sun announced that it entered into a definitive agreement to acquire Harborside in a transaction in which Sun would pay approximately $349 million in cash for all of Harborside’s outstanding stock and to refinance or assume Harborside’s debt of approximately $241 million.  The information contained herein is considered supplemental to our pro forma information included in the July 11th 8-K.  Please refer to the July 11th 8-K for further information.  The unaudited pro forma consolidated statement of operations should also be read in conjunction with Harborside’s consolidated financial statements and related notes filed with the SEC in reports on Form 8-K on March 12, 2007 and on July 11, 2007, and our financial statements and related notes filed with the SEC in our annual report on Form 10-K for the year ended December 31, 2007..

Sun’s acquisition of Harborside was accounted for with an effective date of April 1, 2007.  Therefore, Sun’s actual results for the year ended December 31, 2007 include the actual results of Harborside’s operations for the nine months ended December 31, 2007.  This presentation combines Harborside’s actual results for the three months ended March 31, 2007 (which are not included in Sun’s 2007 results) with Sun’s 2007 results, and after certain adjustments discussed below, arrives at the pro forma combined results for the year ended December 31, 2007.  Harborside’s actual results for the three months ended March 31, 2007 have been adjusted for the reclassification of discontinued operations.

The unaudited pro forma consolidated statement of operations also reflects the Harborside Transactions, consisting of (a) the acquisition of the real estate underlying five facilities in Connecticut (the “Moffie Portfolio”) that had been leased and operated by Harborside prior to their acquisition, for a net purchase price of $61.7 million; and (b) the acquisition of the real estate underlying four facilities in Massachusetts (the “NHP Portfolio”) that had been leased and operated by Harborside prior to their acquisition, for a net purchase price of $20.6 million

2.  Adjustments to Reconcile Harborside Results As Reported to Adjusted Results

Subsequent to Sun’s acquisition of Harborside, certain of Harborside’s operations were reclassified as discontinued operations.  The table below indicates the impact of such reclassification (in thousands):

	As Reported by	Adjustments	Adjusted
	Harborside	To Reclassify	Harborside
	For the Three	Discontinued	For the Three
	Months Ended	Operations as of	Months Ended
	March 31, 2007	March 31, 2007	March 31, 2007

Total net revenues	$165,350	$2,746	$162,604

Costs and expenses:
Operating salaries and benefits	93,266	1,978	91,288
Self-insurance for workers’
compensation and general and
professional liability insurance	1,932	68	1,864
Operating administrative expenses	-	-	-
Other operating costs	40,055	748	39,307
Center rent expense	7,308	149	7,159
General and administrative expenses	6,805	206	6,599
Depreciation and amortization	5,447	37	5,410
Provision for losses on accounts
receivable	7,940	28	7,912
Interest, net	4,763	118	4,645
Management fee	275	-	275
Diligence and integration costs	192	-	192
Minority interest	57	-	57
Total costs and expenses	168,040	3,332	164,708

Loss before income taxes and
discontinued operations	(2,690)	(586)	(2,104)
Income tax benefit	(820)	-	(820)
Loss from continuing operations	$(1,870)	$(586)	$(1,284)

3.  Adjustments Due to the Acquisitions of the Moffie Portfolio and the NHP Portfolio

Pro forma transaction adjustments are necessary to reflect the impact of consummating the purchases of the Moffie Portfolio and the NHP Portfolio as if they had occurred on January 1, 2007.  The accompanying unaudited pro forma consolidated statement of operations reflects the following pro forma adjustments (in thousands):

(a)	To remove the impact of actual center rent expense for the Moffie and NHP Portfolios incurred during 2007 prior to closing the purchases.

(b)	To adjust depreciation and amortization to reflect a full year of expense.

(c)	To reflect the impact of term loan borrowings and mortgages assumed in conjunction with the Harborside Transactions.

4.  Transaction Adjustments

Pro forma transaction adjustments are necessary to reflect the impact of adjustments in the current period which pertain to prior periods and to reflect other transactions directly related to the Harborside acquisition.

The accompanying unaudited pro forma consolidated statement of operations reflects the following pro forma adjustments (in thousands):

(a)	To reclassify Harborside’s financial statement presentation to conform to Sun’s financial statement presentation.

(b)
To adjust operating salaries and benefits in the three months ended March 31, 2007 for estimated net decreases in operating expenses.  Positions at Harborside's corporate office and certain regional positions have been eliminated for an estimated net savings for the quarter of approximately $1,000.

(c)
To eliminate the management fee paid to Investcorp International Inc. (an affiliate of which was a major stockholder of Harborside prior to the acquisition by Sun) by Harborside of $275, which was recorded in the first quarter of 2007.

(d)	To eliminate diligence costs incurred by Harborside of $192 and integration costs of $4,495 incurred by Sun in connection with the acquisition.

(e)	To reflect the tax provision at an effective rate of 35%, consistent with Sun’s 2007 normalized effective tax rate.

5.  Acquisition Financing Adjustments

The pro forma adjustments shown below have been made to reflect financing transactions associated with the Harborside acquisition (in thousands):

(a)
Deferred financing costs capitalized totaled $13,629 for the senior secured credit facility and $7,140 for the senior subordinated notes.  Amortization of such fees would be $2,864 for the pro forma statement of operations for the twelve months ended December 31, 2007, of which $2,022 is included in Sun’s actual results.

(b)	To reflect the non-cash write-off of deferred loan costs associated with the refinancing of existing indebtedness of both Sun and Harborside.

(c)	To adjust actual interest expense to pro forma interest expense based upon an assumed debt structure as follows:

Adjustment to reflect a full year of interest expense for
the Acquisition Financing Transactions	$12,163
Less: Harborside historical interest costs related to
refinanced debt	(4,763)
Net adjustment to interest expense	$7,400

(d)	To adjust for financing termination fees incurred with the refinancing of Sun’s debt.